EXHIBIT 10.36

Anderung zum Vorstandsan
stellungsvertrag

Zwischen

der Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, vertreten durch den Aufsichtsrat, dieser vertreten durch seinen Vorsitzenden Herrn Dr. Alexander Dibelius

~im Folgenden ,Gesellschaft" genannt-
und
Herrn Dr. Ulrich Näher, wohnhaft Brunhildenstr. 8, 80639 Munchen
Präambel
Herr Dr. Ulrich Näher ist durch Beschluss des Aufsichtsrats der Diebold Nixdorf AG vom 03.03.2016 für die Zeit vom 01.03.2016 bis zum 28.02.2019 zum ordentlichen Mit glied des Vorstandes der Gesellschaft bestellt warden. Die Gesellschaft und Herr Dr. Näher haben einen Vorstandsanstellungsvertrag am 04.03.2016 abgeschlossen.

Durch Beschluss des Aufsichtsrats der Diebold Nixdorf AG vom 21. März 2018 ist Herr Dr. Näher für die Zeit vom 01. Juni 2018 bis zum 28. Februar 2022 zum Vorsitzenden des Vorstandes der Gesellschaft bestellt warden. Der bestehende Vorstands anstellungsvertrag in seiner aktuellen Fassung vom 15. März 2018 wird deshalb bis zum 28. Februar 2022 verlangert.

§ 1 Aufgabenbereich und Pflichten, wird in den Punkten (1), (2), und (3) des Vorstandsanstellungsvertrages deshalb wie folgt neu gefasst:

Amendment to Management
   Board Member's Service
      Agreement
Between

Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, represented by the supervisory board, in turn represented by its chairman, Dr. Alexander Dibelius

–
hereinafter referred to as "Company" -
and

Dr. Ulrich Näher, residing in Brunhildenstr. 8, 80639 Munchen

Preamble
By resolution of the Supervisory Board of Diebold Nixdorf AG dated March 3, 2016, Dr. Ulrich Näher was appointed as regular member of the Management Board (Vorstand) of the Company for a term commencing on March 1, 2016 and ending on February 28, 2019. On March 4, 2016, the Company and Dr. Naher entered into a Management Board Member's Service Agreement.

By resolution of the Supervisory Board of Diebold Nixdorf AG, dated March 21, 2018 Dr. Näher has been appointed as Chairman of the Management Board for a term commencing on June 1, 2018 and ending on February 28, 2022. The existing Management Board Member's Service Agreement in it's current version from March 15, 2018 will be extended to February 28, 2022.

§ 1, Responsibilities and Duties, of the Management Board Member's Service Agreement will therefore be changed in the chapters (1), (2) and (3) as follows:

(1)
Herr Dr. Näher Obernimmt ab dem 01. Juni 2018 die Position des Vorsitzenden des Vorstands und ist gemeinsam mit den anderen Vorstandsmitgliedern zur Fuhrung der Geschäfte der Gesellschaft und der dazugehörigen Tochter gesellschaften nach Marßgabe der ge setzlichen Bestimmungen, der Satzung, etwaiger Weisungen unter dem Beherrschungs- und GewinnabfOh rungsvertrag mit der Diebold Holding Germany Inc. & Co. KGaA, der vom Aufsichtsrat erlassenen Geschäftsord nung für den Vorstand und seiner Be schlOsse - soweit aktienrechtlich zuläs sig - in den jeweils geltenden Fassun gen nach bestem Wissen und Können berechtigt und verpflichtet.

(2)
Die Abgrenzung der Gesamtverantwor tung für die Gesellschaft und der speziellen Ressortverantwortung ergibt sich aus der Geschäftsordnung für den Vorstand und dem jeweils gültigen Organi sationsplan des Unternehmens.

(3)
Herr Dr. Naher trägt über die ihm Ober tragene Stellung als Vorsitzender des Vorstands hinaus die Mitverantwortung fur die Belange des ganzen Unterneh mens.

(1)
Dr. Näher will be the chairman of the Management Board effective June ·1, 2018 and shall have the right and duty to conduct the business of the Company and its subsidiaries jointly with the other members of the Management Board according to his best knowledge and skill and in accordance with the statutory provisions, potential directions issued under the domination and profit and loss transfer agreement with Diebold Holding Germany Inc. & Co. KgaA, the Articles of Association, the Rules of Procedure (Geschaftsordnung) of the Management Board adopted by the Supervisory Board and its resolutions - to the extent permitted under stock corporation law, each as amended from time to time.

(2)
The distinction between the joint responsibility for the Company and the individual responsibility for a specific area of responsibility is determined in the Rules of Procedure of the Management Board and the organization plan of the Company as applicable from time to time.

(3)
Besides his responsibility as chairman of the Management Board, Dr. Näher is also jointly responsible for the concerns of the entire Company.

Paderborn, den / this ____________ 2018	Paderborn, den / this ____________ 2018

__________________________________ Vorsitzender des Aufsichtsrates der / chairman of the supervisory board of Diebold Nixdorf AG	__________________________________ Dr. Ulrich Näher